SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

SCOTT’S LIQUID GOLD-INC.

(Exact name of Registrant as specified in its charter)

Colorado	001-13458	84-0920811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4880 Havana Street, Denver, CO	80239
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (303) 373-4860

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2013, at a meeting of the board of directors (the “Board”) of Scott’s Liquid Gold-Inc. (the “Company”), Jeffrey R. Hinkle, Jeffry B. Johnson and Dennis H. Field (the “Directors”) informed the Board of their decision not to stand for reelection to the Board and to resign from the Board effective as of the next annual meeting. Mr. Hinkle currently serves as the Company’s Executive Vice President of Corporate Development and Corporate Secretary and will continue to serve in these capacities.

None of the Directors resigned as a result of any disagreement with the Company or its management. The Company’s Proxy Statement relating to the 2013 Annual Meeting, which was filed with the Securities and Exchange Commission today, contains important information regarding the Board’s director nominees for election at the 2013 Annual Meeting. Following the 2013 Annual Meeting, the Board will consist of 5 directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTT’S LIQUID GOLD-INC.

Date: May 13, 2013	/s/ Barry J. Levine
By: Barry J. Levine
Chief Financial Officer, Chief Operating Officer and Treasurer